                                                                    EXHIBIT 10.2

                                 FORM OF MASTER
                            SUB-SERVICING AGREEMENT



                           LONG BEACH MORTGAGE COMPANY
                                 Master Servicer

                                       and

                           AMERIQUEST MORTGAGE COMPANY
                                  Sub-Servicer

                    -----------------------------------------

                         MASTER SUB-SERVICING AGREEMENT
                           Dated as of April 18, 1997
                    -----------------------------------------

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                           LONG BEACH MORTGAGE COMPANY
                                 Master Servicer

                                       and

                           AMERIQUEST MORTGAGE COMPANY
                                  Sub-Servicer

                    -----------------------------------------

                         MASTER SUB-SERVICING AGREEMENT
                           Dated as of April 18, 1997
                    -----------------------------------------

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                                TABLE OF CONTENTS

SECTION                                                                     PAGE

                                    ARTICLE I

                                   DEFINITIONS

1.01. Defined Terms .......................................................... 2
      Accepted Servicing Practices ........................................... 2
      Adjustable Rate Mortgage Loan .......................................... 2
      Adjustment Date ........................................................ 2
      Advance Account ........................................................ 2
      Affiliate .............................................................. 2
      Agreement .............................................................. 2
      Assignment ............................................................. 2
      Available Distribution Amount .......................................... 3
      Balloon Loan ........................................................... 3
      Bankruptcy Code ........................................................ 3
      Bankruptcy Loss ........................................................ 3
      Business Day ........................................................... 3
      Certificate Insurer .................................................... 3
      Code ................................................................... 3
      Collection Account ..................................................... 3
      Cut-off Date ........................................................... 4
      DCR .................................................................... 4
      Debt Service Reduction ................................................. 4
      Deficient Valuation .................................................... 4
      Deleted Mortgage Loan .................................................. 4
      Delinquent ............................................................. 4
      Depository Institution ................................................. 4
      Determination Date ..................................................... 4
      Directly Operate ....................................................... 4
      Due Date ............................................................... 5
      Due Period ............................................................. 5
      Eligible Account ....................................................... 5
      FDIC ................................................................... 5
      Fitch .................................................................. 5
      FHLMC .................................................................. 5
      Final Recovery Determination ........................................... 5
      FNMA ................................................................... 5
      Gross Margin ........................................................... 5
      Independent ............................................................ 6
      Independent Contractor ................................................. 6
      Index .................................................................. 6

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SECTION                                                                     PAGE

Insurance Proceeds ..........................................................  6
Late Collections ............................................................  6
Liquidation Event ...........................................................  7
Liquidation Proceeds ........................................................  7
Loan-to-Value Ratio .........................................................  7
Master Servicer .............................................................  7
Master Servicing Fee ........................................................  7
Master Servicing Agreement ..................................................  7
Maximum Mortgage Rate .......................................................  7
Minimum Mortgage Rate .......................................................  7
Modification Schedule .......................................................  7
Monthly Payment .............................................................  8
Moody's .....................................................................  8
Mortgage ....................................................................  8
Mortgage File ...............................................................  8
Mortgage Loan ...............................................................  8
Mortgage Loan Schedule ......................................................  8
Mortgage Note ............................................................... 10
Mortgage Rate ............................................................... 10
Mortgaged Property .......................................................... 10
Mortgagor ................................................................... 10
Net Mortgage Rate ........................................................... 10
New Lease ................................................................... 10
Nonrecoverable P&I Advance .................................................. 10
Nonrecoverable Servicing Advance ............................................ 10
Officers' Certificate ....................................................... 11
Opinion of Counsel .......................................................... 11
Origination Closing Date .................................................... 11
Origination Closing Notice .................................................. 11
Originator .................................................................. 11
Owner ....................................................................... 11
Periodic Rate Cap ........................................................... 11
Permitted Investments ....................................................... 11
Person ...................................................................... 12
P&I Advance ................................................................. 12
Policy ...................................................................... 13
Prepayment Interest Shortfall ............................................... 13
Prepayment Period ........................................................... 13
Prepayment Premium .......................................................... 13
Principal Prepayment ........................................................ 13
Purchase Price .............................................................. 13
Qualified Substitute Mortgage Loan .......................................... 13
Rating Agencies ............................................................. 13

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SECTION                                                                     PAGE

Realized Loss ............................................................... 13
Refinanced Mortgage Loan .................................................... 15
Relief Act .................................................................. 15
REMIC ....................................................................... 15
REMIC Provisions ............................................................ 15
Remittance Report ........................................................... 15
Rents from Real Property .................................................... 15
REO Account ................................................................. 15
REO Disposition ............................................................. 15
REO Imputed Interest ........................................................ 15
REO Principal Amortization .................................................. 15
REO Property ................................................................ 16
Request for Release ......................................................... 16
Residential Dwelling ........................................................ 16
Sale Closing Date ........................................................... 16
Sale Closing Notice ......................................................... 16
Scheduled Principal Balance ................................................. 16
Servicing Account ........................................................... 17
Servicing Advances .......................................................... 17
Servicing Fee ............................................................... 17
Servicing Fee Rate .......................................................... 17
Servicing File .............................................................. 17
Servicing Officer ........................................................... 17
S&P ......................................................................... 18
Stated Principal Balance .................................................... 18
Sub-Servicer ................................................................ 18
Sub-Servicer Event of Default ............................................... 18
Sub-Servicer Remittance Date ................................................ 19
Sub-Servicing Fee ........................................................... 19
Sub-Servicing Fee Rate ...................................................... 19
Uninsured Cause ............................................................. 19
Value ....................................................................... 19

                                   ARTICLE II

                         DELIVERY OF ORIGINATION CLOSING
                        NOTICES AND SALE CLOSING NOTICES;
              DELIVERY OF SERVICING FILES; SET-UP AND RELEASE FEES;
                         REPRESENTATIONS OF SUB-SERVICER

2.01 Closing Notices ........................................................ 20
2.02 Delivery of Servicing Files ............................................ 20
2.03 Possession of Servicing Files .......................................... 20

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SECTION                                                                     PAGE

2.04 Set-Up Fee: Serving Release Fee......................................... 21
2.04 Representations and Warranties of Sub-Servicer ......................... 21
2.05 Representations and Warranties of the Master Servicer .................. 23

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

3.01. Sub-Servicer to Act as Sub-Servicer ................................... 26
3.02. Collection of Certain Mortgage Loan Payments .......................... 28
3.03. Collection of Taxes, Assessments and Similar Items;  Servicing Accounts 28
3.04. Collection Account .................................................... 29
3.05. Withdrawals from the Collection Account ............................... 30
3.06. Investment of Funds in the Collection Account ......................... 32
3.07. Maintenance of Hazard Insurance and Errors and Omissions
      and Fidelity Coverage ................................................. 33
3.08. Enforcement of Due-On-Sale Clauses; Assumption Agreements ............. 34
3.09. Realization Upon Defaulted Mortgage Loans ............................. 35
3.10. Cooperation; Release of Mortgage Files ................................ 37
3.11. Sub-Servicing Compensation ............................................ 38
3.12. Reports; Collection Account Statements ................................ 38
3.13. Statement as to Compliance ............................................ 39
3.14. Independent Public Accountants' Servicing Report ...................... 39
3.15. Access to Certain Documentation ....................................... 39
3.16. Title, Management and Disposition of REO Property ..................... 40
3.17. Obligations of the Sub-Servicer and the Master Servicer in Respect of
      Prepayment Interest Shortfalls ........................................ 43
3.18. Obligations of the Sub-Servicer in Respect of Mortgage Rates and Monthly
      Payments .............................................................. 43
3.19. Obligations of the Sub-Servicer and the Master Servicer in Respect of
      Servicing Advances .................................................... 44
3.20. Notice of Withdrawals ................................................. 44

                                   ARTICLE IV

                                     REPORTS

4.01. Remittance Reports; P&I Advances; Reimbursement of P&I Advances........ 45
4.04. Allocation of Realized Losses.......................................... 46

                                    ARTICLE V

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SECTION                                                                     PAGE

                    THE MASTER SERVICER AND THE SUB-SERVICER

5.02. Merger or Consolidation of Parties..................................... 47
5.04. Term................................................................... 48
5.05. Rights of the Master Servicer in Respect of the Sub-Servicer........... 49
5.06. Further Assurances..................................................... 49
5.07. Sales of Mortgage Loans................................................ 49

                                   ARTICLE VI

                                     DEFAULT

6.01. Sub-Servicer Events of Default......................................... 51

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

7.01. Amendment.............................................................. 53
7.02. Confidentiality........................................................ 53
7.03. Recordation of Agreement; Counterparts................................. 53
7.04. Governing Law.......................................................... 53
7.05. Notices................................................................ 53
7.06. Severability of Provisions............................................. 54
7.08. Article and Section References......................................... 54


Exhibits

Exhibit A      Mortgage Loan File
Exhibit B-1    Request for Release
Exhibit B-2    Request for Release Mortgage Loans paid in full
Exhibit C      Form of Origination Closing Notice
Exhibit D      Form of Sale Closing Notice
Exhibit E      Form of Modification Schedule
Exhibit F      Employees of Sub-Servicer's Servicing Division (Section 7.02)
Exhibit G      Reports

Schedule 1     Mortgage Loan Schedule

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                  This Master Sub-Servicing Agreement, is dated and effective as of April 18, 1997, between LONG BEACH MORTGAGE COMPANY, a Delaware corporation, as Master Servicer, and AMERIQUEST MORTGAGE COMPANY, a Delaware corporation, as Sub-Servicer.

                             PRELIMINARY STATEMENT:

                  The Sub-Servicer has agreed to service for the Master Servicer Mortgage Loans owned by the Master Servicer and Mortgage Loans sold by the Master Servicer on a servicing retained basis.

                  The Sub-Servicer and the Master Servicer wish to prescribe the management, servicing and control of the Mortgage Loans by the Sub-Servicer.

                  In consideration of the mutual agreements herein contained, the Master Servicer and the Sub-Servicer agree as follows:

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                                      -2-


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "Accepted Servicing Practices": The servicing standards set forth in Section 3.01.

                  "Adjustable Rate Mortgage Loan": A Mortgage Loan that bears interest at a rate which adjusts from time to time in accordance with the terms of the Mortgage Note.

                  "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of a Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Advance Account": The account or accounts of the Master Servicer designated by the Master Servicer to the SubServicer from which the Sub-Servicer shall withdraw funds to make payments on behalf of the Master Servicer in respect of Prepayment Interest Shortfalls, Servicing Advances and P&I Advances required to be made by the Master Servicer pursuant to the terms of this Agreement. The Master Servicer shall designate the Sub-Servicer as an authorized signatory in respect of withdrawals from each such Advance Account.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Agreement and all amendments hereof and supplements hereto.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

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                                      -3-


                  "Available Distribution Amount": With respect to any Sub-Servicer Remittance Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Collection Account for such Sub-Servicer Remittance Date pursuant to Section 3.16, (c) the aggregate of any amounts deposited in the Collection Account by or on behalf of the Master Servicer in respect of Prepayment Interest Shortfalls for such Sub-Servicer Remittance Date pursuant to
Section 3.17 and (d) the aggregate of any P&I Advances made by or on behalf of the Master Servicer for such Sub-Servicer Remittance Date pursuant to Section 4.01, reduced by (2) (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage Loans after the related Prepayment Period, and (iv) amounts reimbursable or payable to the Master Servicer pursuant to Section 3.05 or Section 3.06.

                  "Balloon Loan": Any Mortgage Loan that by its terms provides for an amortization schedule extending beyond its stated maturity.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California or the State of New York or in the city in which the Owner is located are authorized or obligated by law or executive order to be closed.

                  "Certificate Insurer": The issuer of any Policy.

                  "Code": The Internal Revenue Code of 1986.

                  "Collection Account": The account or accounts created and maintained, or caused to be created and maintained, by the Sub-Servicer pursuant to Section 3.04, which shall be entitled (a) prior to the Sale Closing Date for any Mortgage Loan, "Ameriquest Mortgage Company, as Sub-Servicer for Long Beach Mortgage Company" and (b) on and after the Sale Closing Date for any Mortgage Loan, "Ameriquest Mortgage Company, as Sub-Servicer for Long Beach Mortgage Company, as Master Servicer, for the benefit of [Owner] and [Certificate Insurer]". The Collection Account must be an Eligible Account.

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                                      -4-


                  "Cut-off Date": With respect to each Mortgage Loan, the first day of the month in which the Origination Closing Date or the Sale Closing Date, as the case may be, occurs.

                  "DCR": Duff & Phelps Credit Rating Co. or its successor in interest.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquent": A Mortgage Loan is Delinquent if any Monthly Payment due thereon is not made by the close of business on the Determination Date of the month succeeding the month in which such Monthly Payment was due. A Mortgage Loan is 60 days Delinquent if such Monthly Payment has not been received by the close of business on the Determination Date of the second month succeeding the month in which such Monthly Payment was due. A Mortgage Loan is 90 days Delinquent if such Monthly Payment has not been received by the close of business on the Determination Date of the third month succeeding the month in which such Monthly Payment was due.

                  "Depository Institution": Any depository institution or trust company that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies).

                  "Determination Date": With respect to each Sub-Servicer Remittance Date, the 15th day of the calendar month in which such Sub-Servicer Remittance Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by a REMIC holding an REO Property other than through an Independent Contractor; provided, however, that the Owner (or the Sub-Servicer, or the Master Servicer, on behalf of the Owner) shall not be considered to Directly Operate an REO Property solely because the Owner (or the SubServicer, or the Master Servicer, on behalf of the Owner) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Due Date": With respect to each Sub-Servicer Remittance Date, the first day of the calendar month in which such Sub-Servicer Remittance Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  "Due Period": With respect to any Sub-Servicer Remittance Date, the period commencing on the second day of the month immediately preceding the month in which such Sub-Servicer Remittance Date occurs and ending on the related Due Date.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Fitch": Fitch Investors Services, L.P. or its successor in interest.

                  "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Sub-Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Sub-Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The SubServicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "FNMA": Federal National Mortgage Association or any successor thereto.

                  "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Sub-Servicer or the Master Servicer and their respective

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                                      -6-


Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Sub-Servicer or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Sub-Servicer or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Sub-Servicer or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Sub-Servicer or the Master Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Sub-Servicer or the Master Servicer) that would be an "independent contractor" with respect to any REMIC within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any class of pass-through certificates in connection with such REMIC), so long as such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Sub-Servicer and the Master Servicer) if an Opinion of Counsel has been obtained to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": As to each Adjustable Rate Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth in the related Mortgage Note.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Sub-Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the terms of this Agreement by reason of its being purchased, sold or replaced. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the terms of this Agreement.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Sub-Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by this Agreement or a Master Servicing Agreement.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Master Servicer": Long Beach Mortgage Company or any successor thereto, in its capacity as Master Servicer hereunder.

                  "Master Servicing Fee": With respect to each Mortgage Loan that has been included in a Sale Closing Notice and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the rate equal to the related Servicing Fee Rate minus the related Sub-Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

                  "Master Servicing Agreement": With respect to any Mortgage Loan, an agreement pursuant to which the Master Servicer is the master servicer and the Sub-Servicer is the sub-servicer of such Mortgage Loan.

                  "Maximum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Minimum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Modification Schedule": A schedule setting forth certain terms in connection with the servicing of any Mortgage Loans sold by the Originator (other than such loans sold servicing released) including any modifications to the obligations of the Sub-Servicer hereunder with respect to such Mortgage Loans, which shall include, but not be limited to, the information set forth on Exhibit E hereto and which shall be attached to the related Sale Closing Notice delivered on the related Sale Closing Date.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Sub-Servicer pursuant to Section 3.02; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed on Exhibit A pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan the servicing of which becomes subject to this Agreement upon delivery by the Master Servicer to the Sub-Servicer of an Origination Closing Notice, as provided in Section 2.01.

                  "Mortgage Loan Schedule": With respect to each Origination Closing Notice and Sale Closing Notice, the schedule of Mortgage Loans to be prepared by the Originator and attached thereto on the Origination Closing Date or Sale Closing Date, as the case may be (and attached to this Agreement as Schedule 1) which schedule (as amended from time to time to reflect the addition of any Qualified Substitute Mortgage Loans, the deletion of any Deleted Loan and the sale of any Mortgage Loan servicing released) shall set forth the following information with respect to each Mortgage Loan covered by such Origination Closing Notice or Sale Closing Notice:

         (i)      the Originator's Mortgage Loan identifying number;

         (ii)     the Mortgagor's name;

         (iii) the street address of the Mortgaged Property including the state and zip code;

         (iv) a code indicating whether the Mortgaged Property is owner-occupied;

         (v)      the type of Residential Dwelling constituting the Mortgaged
                  Property;

         (vi)     the original months to maturity;

         (vii)    the Loan-to-Value Ratio at origination;

         (viii) the Mortgage Rate in effect immediately following the Cut-off Date;

         (ix) the date on which the first Monthly Payment was due on the Mortgage Loan;

         (x)      the stated maturity date;

         (xi) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

         (xii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

         (xiii)   the original principal amount of the Mortgage Loan;

         (xiv) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

         (xv)     the Gross Margin;

         (xvi) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

         (xvii)   the Maximum Mortgage Rate;

         (xviii)  the Minimum Mortgage Rate;

         (xix)    the Mortgage Rate at origination;

         (xx) the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

         (xxi) a code indicating the documentation program (i.e., Full Documentation, Fast Trac, QuickCredit, QuickCredit Fast Trac, Stated Income, INSTA Credit, INSTA Credit Fast Trac);

         (xxii)   the first Adjustment Date immediately following the Cut-off
                  Date;

         (xxiii)  the risk grade;

         (xxiv)   the Value of the Mortgaged Property; and

         (xxv)    the sale price of the Mortgaged Property, if applicable.

                  The Mortgage Loan Schedule shall set forth the following information, as of the

Cut-off Date with respect to the related Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property.

                  "Mortgagor": The obligor on a Mortgage Note.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "New Lease": Any lease of REO Property entered into on behalf of a REMIC, including any lease renewed or extended on behalf of a REMIC, if the REMIC has the right to renegotiate the terms of such lease.

                  "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Sub-Servicer or the Master Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Sub-Servicer or the Master Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the

Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Sub-Servicer or the Master Servicer, as applicable.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the SubServicer or the Master Servicer acceptable to the Owner and the Certificate Insurer, if any, except that any opinion of counsel relating to (a) the qualification of a REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Origination Closing Date": The date of origination or purchase by the Originator of any Mortgage Loan.

                  "Origination Closing Notice": A notification, in the form attached as Exhibit C, from the Master Servicer to the Sub-Servicer of the Origination Closing Date for certain Mortgage Loans.

                  "Originator": Long Beach Mortgage Company, or any successor thereto, in its capacity as originator or purchaser of residential mortgage loans.

                  "Owner": As of any date of determination and any Mortgage Loan, the owner thereof, which, in the case of a Mortgage Loan deposited into a trust, shall be the trustee for the benefit of the holders of interests in the trust.

                  "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Sub-Servicer, the Master Servicer, the Owner or any of their respective Affiliates:

                           (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, provided, however, that any obligation of, or guaranteed by, FHLMC or FNMA, other than a senior debt or a mortgage participation or pass-through certificate guaranteed by FHLMC or FNMA shall be a Permitted Investment only if, at the time of investment, such investment is acceptable to the Certificate Insurer, if any.

                           (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than

         365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

                           (iii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

                           (iv) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                           (v) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                           (vi) commercial paper (including both
         non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                           (vii) units of money market funds that have been rated "P-1" by Moody's and "AAAm" by S&P; and

                           (viii) if previously confirmed in writing to the Owner, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies and the Certificate Insurer, if any, under a related Master Servicing Agreement;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by or on behalf of the Master Servicer in respect of any Sub-Servicer Remittance Date pursuant to Section 4.01.

                  "Policy": Any certificate guaranty insurance policy insuring certain payments on obligations backed by any Mortgage Loans.

                  "Prepayment Interest Shortfall": With respect to any Sub-Servicer Remittance Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Sub-Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period. The obligations of the Sub-Servicer and the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.17.

                  "Prepayment Period": With respect to any Sub-Servicer Remittance Date, the calendar month preceding the calendar month in which such Sub-Servicer Remittance Date occurs.

                  "Prepayment Premium": With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Sub-Servicer from a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be repurchased or purchased by the Originator or the Master Servicer in connection with a breach of representations and warranties or a clean-up call pursuant to the terms of a Master Servicing Agreement, the purchase price required to be paid by the Originator or Master Servicer.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted by the Originator for a Mortgage Loan deleted pursuant to the terms of a Master Servicing Agreement.

                  "Rating Agencies": With respect to a Master Servicing Agreement, DCR, Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated in such Master Servicing Agreement, notice of which designation shall be given to the Sub-Servicer by the Master Servicer pursuant to the related Modification Schedule.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Sub-Servicer Remittance Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Sections 3.05(viii) and 3.09(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant Section 3.05(iii).

                  With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and
(B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Sub-Servicer Remittance Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Sections 3.05(viii) and 3.09(b), minus (v) the aggregate of all P&I Advances and Servicing Advances (in the case of Servicing Advances, without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause (vi) below) made by or on behalf of the Master Servicer in respect of such REO Property or the related Mortgage Loan for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.16 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Collection Account pursuant to Section 3.16.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": A report in form and substance acceptable to the Owner on a magnetic disk or tape prepared by the Sub-Servicer pursuant to
Section 4.01 with such additions, deletions and modifications as agreed to by the Owner and the SubServicer, which report may be in the form of ALLTEL-CPI S-50Y.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": The account or accounts maintained, or caused to be maintained, by the Sub-Servicer in respect of an REO Property pursuant to
Section 3.16.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Owner.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of a REMIC, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Sub-Servicer Remittance Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the termination price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to a Master Servicing Agreement that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.16(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer or the Sub-Servicer pursuant to
Section 3.16(d) for unpaid Master Servicing Fees or Sub-Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Sub-Servicer or the Master Servicer on behalf of the Owner through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.16.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit B-1 or Exhibit B-2 attached hereto.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a FNMA eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

                  "Sale Closing Date": The date of the closing of the sale of a Mortgage Loan by the Originator servicing retained.

                  "Sale Closing Notice": A notification, in the form attached as Exhibit D, from the Master Servicer to the Sub- Servicer of the Sale Closing Date for certain Mortgage Loans.

                  "Scheduled Principal Balance": With respect to any Mortgage
Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Owner up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Sub-Servicer in connection with a default, delinquency or other unanticipated event in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan,
(iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.02, 3.07, 3.09 and 3.16. The Master Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Sub-Servicer or the Master Servicer would be a Nonrecoverable Servicing Advance.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to the servicing fee payable to the Master Servicer pursuant to the terms of any related Master Servicing Agreement.

                  "Servicing Fee Rate": With respect to each Mortgage Loan, the rate per annum at which the Servicing Fee is calculated pursuant to the terms of any related Master Servicing Agreement, as set forth on the related Modification Schedule.

                  "Servicing File": With respect to each Mortgage Loan, the items pertaining to a particular Mortgage Loan which the Owner shall deliver to the Sub-Servicer, which shall include (i) a hard copy of the Mortgage Note, the Mortgage (including the legal description of the Mortgaged Property), the hazard insurance policy, the flood insurance policy (if any), information relating to any holdback and a letter to the escrow agent assigning any holdback to the Sub-Servicer, together with any riders or endorsements for any of the foregoing; and (ii) a copy of each other document, in microfilm medium, in the Mortgage File for such Mortgage Loan that is necessary for the servicing or enforcement of the Mortgage Loan. The Servicing File shall also include any additional documents related to the Mortgage Loan as the Sub-Servicer obtains or as may come into the Sub-Servicer's possession from time to time which are necessary to properly service the Mortgage Loan.

                  "Servicing Officer": Any officer of the Sub-Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Sub-Servicer to the Owner (and the Master Servicer, if not the Owner) on the first Origination Closing Date and each Sale Closing Date, as such lists may from time to time be amended.

                  "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Sub-Servicer Remittance Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by or on behalf of the Master Servicer and distributed pursuant to Section 3.04(b) on or before such date of determination,
(ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 3.04(b) on or before such date of determination,
(iii) all Liquidation Proceeds and Insurance Proceeds applied by the Sub-Servicer as recoveries of principal in accordance with the provisions of
Section 3.09, to the extent distributed pursuant to Section 3.04(b) on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Sub-Servicer Remittance Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Sub-Servicer Remittance Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Sub-Servicer Remittance Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Owner, minus the sum of (i) if such REO Property was acquired before the SubServicer Remittance Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by or on behalf of the Master Servicer and distributed pursuant to
Section 3.04(b) on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 3.04(b) on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Sub-Servicer Remittance Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Sub-Servicer": Ameriquest Mortgage Company or it successor in interest hereunder, in its capacity as Sub- Servicer.

                  "Sub-Servicer Event of Default": One or more of the events described in Section 6.01.

                  "Sub-Servicer Remittance Date": 3:00 p.m. New York time on the later to occur of (i) the 18th day of each calendar month or, if such 18th day is not a Business Day, the Business Day immediately succeeding such 18th day and
(ii) the third Business Day following each Determination Date.

                  "Sub-Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Sub-Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

                  "Sub-Servicing Fee Rate": 0.45% per annum.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.07.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC.

                                   ARTICLE II

                         DELIVERY OF ORIGINATION CLOSING
                        NOTICES AND SALE CLOSING NOTICES;
              DELIVERY OF SERVICING FILES; SET-UP AND RELEASE FEES;
                         REPRESENTATIONS OF SUB-SERVICER

                  SECTION 2.01. Closing Notices.

                  Upon the delivery by the Master Servicer to the Sub-Servicer of an Origination Closing Notice, together with a Mortgage Loan Schedule and a copy of the Mortgage and Mortgage Note (any or all of which may be by facsimile transmission), each related Mortgage Loan shall become subject to the terms of this Agreement.

                  The Master Servicer shall provide the Sub-Servicer reasonable prior notice of each Sale Closing Date, together with a preliminary Mortgage Loan Schedule of the Mortgage Loans to be sold on such date. The Master Servicer shall deliver to the SubServicer on each Sale Closing Date a Sale Closing Notice, together with a final Mortgage Loan Schedule and a Modification Schedule. Upon receipt of such Sale Closing Notice, the Sub-Servicer shall mark its books and records to reflect the sale of such Mortgage Loans to the Owner and establish a Collection Account and a Servicing Account (if applicable) as designated in such Modification Schedule.

                  All original documents relating to the Mortgage Loans that are not delivered to the Owner are and shall be held by the Sub-Servicer on behalf of the Master Servicer in trust for the benefit of the Owner.

                  SECTION 2.02. Delivery of Servicing Files.

                  The Master Servicer shall cause to be delivered to the Sub-Servicer, within 10 days after each Origination Closing Date, the Servicing File with respect to each Mortgage Loan, together with a list of the documents included therein, and the SubServicer, within 15 Business Days of the date of such delivery (or as soon thereafter as is reasonably practicable), will (a) acknowledge its receipt of each such Servicing File and provide the Master Servicer with an itemization of any exceptions to such list of documents or records included in such Servicing File and (b) provide the Master Servicer with an itemization of any other documents or records not included in such Servicing File that are reasonably necessary to carry out its servicing obligations hereunder. The Master Servicer shall make a good faith effort to assist the Sub-Servicer in obtaining each such missing document or record.

                  SECTION 2.03. Possession of Servicing Files.

                  The contents of each Servicing File delivered to the Sub-Servicer shall be held in trust by the Sub-Servicer on behalf of the Master Servicer for the benefit of the Owner as the owner thereof, and the Sub-Servicer's possession of the contents of each Servicing File so delivered is for the sole purpose of servicing the related Mortgage Loan. The Sub-Servicer may, in accordance with Accepted Servicing Practices, maintain the Servicing Files at one or more locations other than its principal place of business, and shall inform the Master Servicer and the Owner of each such location. The Sub-Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Master Servicer or the Owner. Upon request of the Master Servicer, the Sub-Servicer shall, at the Master Servicer's expense, deliver to the Master Servicer a copy of any document contained in any Servicing File.

                  SECTION 2.04. Set-Up Fee; Servicing Release Fee.

                  The Originator shall pay the Sub-Servicer a set-up fee of $10.00 for each Mortgage Loan listed on an Origination Closing Notice, upon delivery of each such Origination Closing Notice, and a servicing release fee of $25.00 for each Mortgage Loan sold by the Originator servicing released, on the related Sale Closing Date for each such Mortgage Loan. The Originator shall also pay the Sub-Servicer the servicing release fee upon termination of the Sub-Servicer as sub-servicer for any Mortgage Loans pursuant to Section 3.01(c) hereof. Such fees shall be payable from the Originator's own funds.

                  SECTION 2.04. Representations and Warranties of Sub-Servicer.

                  (a) The Sub-Servicer hereby represents and warrants to the Master Servicer that as of the date this Agreement and as of each Origination Closing Date and Sale Closing Date:

                           (i) The Sub-Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Sub-Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                           (ii) The Sub-Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Sub-Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Master Servicer, constitutes a legal, valid and binding obligation of the Sub-Servicer enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity;

                           (iii) The execution and delivery of this Agreement by the Sub-Servicer, the servicing of the Mortgage Loans by the Sub-Servicer hereunder, the consummation by the Sub-Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the SubServicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Sub-Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Sub-Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Sub-Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Sub-Servicer; and the Sub-Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Sub-Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Sub-Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Sub-Servicer taken as a whole;

                           (iv) The Sub-Servicer is an approved seller/servicer for FNMA or FHLMC in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, that would make the Sub-Servicer unable to comply with HUD eligibility requirements or that would require notification to HUD;

                           (v) The Sub-Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                           (vi) There are no actions or proceedings against, or investigations known to it of, the Sub-Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Sub-Servicer of its obligations under, or validity or enforceability of, this Agreement; and

                           (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sub-Servicer of, or compliance by the Sub-Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the date of this Agreement.

                  (b) The representations and warranties set forth in Section 2.04(a) shall survive the execution and delivery of the Agreement and any Origination Closing Date. The Sub-Servicer shall indemnify the Master Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion arising from, or resulting from a breach of the Servicer's representations and warranties contained in Section 2.04(a). Such indemnification shall survive any termination or resignation of the Sub-Servicer and any termination of this Agreement.

                  Upon discovery by the Sub-Servicer or the Master Servicer of a breach of any of the representations and warranties of the Sub-Servicer set forth in Section 2.04(a) which could materially and adversely affect the interests of the Master Servicer, the party discovering such breach shall give prompt written notice to the other party. Within 30 days of the earlier of the SubServicer's discovery or the Sub-Servicer's receipt of written notice of such a breach of the representations and warranties contained in Section 2.04(a), the Sub-Servicer shall cure such breach in all material respects; provided that if
(i) the SubServicer is in good faith attempting to remedy such breach, (ii) the Master Servicer will not be materially and adversely affected thereby and (iii) the Sub-Servicer delivers an Officer's Certificate to the Master Servicer prior to the expiration of the aforesaid 30-day period outlining the actions to be taken by the Sub-Servicer to remedy such breach and setting forth an anticipated date by which such remedy shall be completed, then such cure period may be extended by the Master Servicer, in its sole discretion, for an additional period. Any failure by the Sub-Servicer to cure a breach as provided in this
Section 2.04(b) shall constitute an Event of Default under Section 6.01.

                  SECTION 2.05. Representations and Warranties of the Master Servicer.

                  (a) The Master Servicer hereby represents and warrants to the Sub-Servicer that as of the date this Agreement and as of each Origination Closing Date and Sale Closing Date:

                           (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                           (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Sub-Servicer, constitutes a legal, valid and binding obligation of the Master Servicer enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity;

                           (iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                           (iv) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                           (v) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

                           (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the date of this Agreement.

                  (b) The representations and warranties set forth in Section 2.05(a) shall survive the execution and delivery of the Agreement and any Origination Closing Date. The Master Servicer shall indemnify the Sub-Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion arising from, or resulting from a breach of the Master Servicer's representations and warranties contained in
Section 2.05(a). Such indemnification shall survive any termination or resignation of the Sub-Servicer and any termination of this Agreement.

                  Upon discovery by the Sub-Servicer or the Master Servicer of a breach of any of the representations and warranties of the Master Servicer set forth in Section 2.05(a) which could materially and adversely affect the interests of the Sub-Servicer, the party discovering such breach shall give prompt written notice to the other party. Within 30 days of the earlier of the Master Servicer's discovery or the Master Servicer's receipt of written notice of such a breach of the representations and warranties contained in Section 2.05(a), the Master Servicer shall cure such breach in all material respects; provided that if (i) the Master Servicer is in good faith attempting to remedy such breach, (ii) the Sub-Servicer will not be materially and adversely affected thereby and (iii) the Master Servicer delivers an officer's certificate to the Sub-Servicer prior to the expiration of the aforesaid 30-day period outlining the actions to be taken by the Master Servicer to remedy such breach and setting forth an anticipated date by which such remedy shall be completed, then such cure period may be extended by the Sub-Servicer, in its sole discretion, for an additional period.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01. Sub-Servicer to Act as Sub-Servicer.

                  (a) The Sub-Servicer shall service and administer the Mortgage Loans on behalf of the Master Servicer and in the best interests of and for the benefit (as determined by the Sub-Servicer in its reasonable judgment) of the Owner and the Certificate Insurer, if any, in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                           (i) any relationship that the Sub-Servicer, the Master Servicer or any Affiliate of the Sub-Servicer or the Master Servicer may have with the related Mortgagor;

                           (ii) the ownership of any interest in any Mortgage Loan by the Sub-Servicer or any Affiliate of the Sub-Servicer; or

                           (iv) the Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Sub-Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Sub-Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Sub-Servicer in its own name may, when it believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Owner, and upon notice to the Owner, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Owner. The Sub-Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Sub-Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.10, the Sub-Servicer may request, and the Master Servicer shall use reasonable efforts to furnish or cause to be furnished, any special or limited powers of attorney and other documents necessary or appropriate to enable the Sub-Servicer to carry out its servicing and administrative duties hereunder and the Master Servicer hereby grants to the Sub-Servicer a power of attorney to carry out such duties. Neither the Master Servicer nor the Owner shall be liable for the actions of the Sub-Servicer under such powers of attorney.

                  In accordance with the servicing standards set forth above, the Sub-Servicer shall withdraw from the Advance Account and advance funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.03, and further as provided in Section 3.05. Notwithstanding anything to the contrary herein, the Sub-Servicer shall only be entitled to withdraw amounts from the Advance Account for any such Servicing Advance if it has given the Master Servicer one Business Days prior written notice by facsimile transmission specifying the amount and timing of such Advance. Any cost incurred by the Sub-Servicer or the Master Servicer in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to the Owner, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Agreement to the contrary, the Sub-Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Sub-Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Sub-Servicer, reasonably foreseeable) (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would, if such Mortgage Loan were an asset of a trust fund with respect to which a REMIC election has been made, both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and
(B) cause such REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions. Notwithstanding the foregoing, prior to the Sale Closing Date for any Mortgage Loan, the Sub-Servicer shall not permit any modification with respect to any such Mortgage Loan that is subject to a security interest granted by the Originator, without the consent of the Originator.

                  (b) The Sub-Servicer may not delegate its responsibilities under this Agreement. This Agreement is between the Sub-Servicer and the Master Servicer alone, and any Owner (other than the Originator) and any Certificate Insurer shall not be deemed parties hereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.01(c). The Master Servicer shall be solely liable for all fees owed by it to the Sub-Servicer, irrespective of whether the Master Servicer's compensation is sufficient to pay such fees.

                  (c) In the event the Master Servicer shall for any reason no longer be the master servicer with respect to any Mortgage Loans (including by reason of the occurrence of a Master Servicer event of default under a Master Servicing Agreement), the Owner of such Mortgage Loans or its designee may thereupon assume all of the rights and obligations of the Master Servicer with respect to such Mortgage Loans under this Agreement, unless the Owner elects to terminate this Agreement with respect to such Mortgage Loans. Any such termination by the Owner shall be without fee payable by the Owner to the Sub-Servicer. Upon any such assumption, the Owner, its designee or the successor servicer for the Owner shall be deemed to have assumed all of the Master Servicer's interest herein with respect to such Mortgage Loans and to have replaced the Master Servicer as a party to this Agreement with respect to such Mortgage Loans to the same extent as if this Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under this Agreement and (ii) none of the Owner, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  SECTION 3.02. Collection of Certain Mortgage Loan Payments.

                  The Sub-Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Sub-Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, and (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder.

                  SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

                  The Sub-Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Sub-Servicer shall deposit in the Servicing Account on a daily basis all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer out of related collections for any advances made pursuant to
Section 3.01 (with respect to taxes and assessments) and Section 3.07 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the SubServicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement. As part of its servicing duties, the Sub-Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, which amount shall be reimbursed by the Master Servicer to the Sub-Servicer promptly after demand therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Sub-Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Sub-Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall withdraw from the Advance Account and make advances to effect such payments.

                  SECTION 3.04. Collection Account.

                  (a) The Sub-Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Owner. On behalf of the Owner, the Sub-Servicer shall deposit or cause to be deposited on a daily basis, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the related Origination Closing Date:

                           (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                           (ii) all payments on account of interest (net of the related Sub-Servicing Fee and, if the Originator is not the Owner, net of the Master Servicing Fee) on each Mortgage Loan;

                           (iii) all Insurance Proceeds and Liquidation
         Proceeds;

                           (iv) any amounts received from the Master Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                           (v) any P&I Advances, as required pursuant to Section 4.01;

                           (vi) any amounts required to be deposited pursuant to
         Section 3.16(d) or (f) in connection with any REO Property;

                           (vii) any amounts required to be deposited pursuant to Section 3.17 in connection with any Prepayment Interest Shortfalls;

                           (viii) any amounts required to be deposited by the Sub-Servicer pursuant to the second paragraph of Section 3.07(a) in respect of any blanket policy deductibles; and

                           (ix) if the Originator is the Owner, payments in the nature of late payment charges, demand fees, modification or assumption fees and Prepayment Premiums.

                  The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, if the Originator is not the Owner, payments in the nature of late payment charges, demand fees, modification or assumption fees and Prepayment Premiums shall not be deposited by the Sub-Servicer in the Collection Account and shall be paid by the Sub-Servicer, together with the Master Servicing Fee, as additional compensation to the Master Servicer. Insufficient funds charges need not be deposited in the Collection Account and shall be retained by the SubServicer. In the event the Sub-Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) The Sub-Servicer shall deliver to the Owner as directed by the Master Servicer in immediately available funds on or before 3:00 p.m. New York time (i) on the Sub-Servicer Remittance Date, that portion of the Available Distribution Amount for the related Sub-Servicer Remittance Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection

Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Sub-Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to itself or the Master Servicer pursuant to
Section 3.05 and shall pay such amounts to the Persons entitled thereto.

                  (c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section
3.06. The Sub-Servicer shall give notice to the Master Servicer of the location of the Collection Account maintained by it when established and prior to any change thereof.

                  SECTION 3.05. Withdrawals from the Collection Account.

                  The Sub-Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.01:

                           (i) to remit funds required to be so remitted pursuant to Section 3.04(b);

                           (ii) subject to Section 3.16(d) and Section 4.01, to reimburse the Master Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

                           (iii) subject to Sections 3.09(d) and 4.01, (a) to pay the Master Servicer and the Sub-Servicer any unpaid Master Servicing Fees and Sub-Servicing Fees, (b) to pay to the Master Servicer any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan, and (c) to pay to the Master Servicer any Nonrecoverable Servicing Advances with respect to the final liquidation of a Mortgage Loan, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer for Servicing Advances;

                           (iv) to pay to the Master Servicer as servicing compensation (in addition to the Master Servicing Fee), within 45 days after receipt by the Sub-Servicer of each monthly bank statement in respect of the Collection Account, any interest or investment income earned on funds deposited in the Collection Account;

                           (v) to pay to any Person who has purchased a Mortgage Loan servicing released, repurchased a Mortgage Loan or substituted a Qualified Substitute Mortgage Loan in exchange for a Deleted Mortgage Loan, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                           (vi) subject to Section 4.01, to reimburse the Master Servicer for any P&I Advance previously made which the Sub-Servicer or the Master Servicer has determined to be a Nonrecoverable P&I Advance;

                           (vii) to reimburse the Master Servicer or any other Person entitled to reimbursement for expenses incurred in connection with the Mortgage Loans to the extent provided in any related Master Servicing Agreement;

                           (viii) to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.09(b); and

                           (ix) to clear and terminate the Collection Account upon termination of this Agreement.

                  The Sub-Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii), (iii), (iv),
(v), (vii) and (viii) above.

                  SECTION 3.06. Investment of Funds in the Collection Account.

                  (a) The Master Servicer may instruct any depository institution maintaining the Collection Account to invest the funds in such Collection Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in the Collection Account shall be made in the name of the Owner (in its capacity as such) or in the name of a nominee of the Owner. The Owner shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Owner or its agent, together with any document of transfer necessary to transfer title to such investment to the Owner or its nominee. In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Owner shall be obligated (hereunder and under the Master Servicing Agreement) to:

                           (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                           (y) demand payment of all amounts due thereunder promptly upon determination by the Owner that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account and the REO Account held by the Sub-Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05. The Master Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Owner may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.07. Maintenance of Hazard Insurance and Errors and
                                Omissions and Fidelity Coverage.

                  (a) The Sub-Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Sub-Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate, and related Servicing Advances. The Sub-Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Sub-Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Sub-Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16, if received in respect of an REO Property. Any cost incurred by the Sub-Servicer in maintaining any such insurance shall be paid by a Servicing Advance from the Advance Account. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Sub-Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and
(ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Sub-Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.07, it being understood and agreed that such policy may contain a deductible clause, in which case the Sub-Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.07, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Sub-Servicer agrees to prepare and present, on behalf of itself, the Master Servicer, the Owner and any Certificate Insurer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Sub-Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Sub-Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans, unless the Sub-Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Sub-Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC, unless the Sub-Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Sub-Servicer shall be deemed to have complied with this provision if an Affiliate of the Sub-Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Sub-Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Master Servicer and the Owner.

                  SECTION 3.08. Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements.

                  The Sub-Servicer will, to the extent it has actual knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Sub-Servicer shall not exercise any such rights if prohibited by law from doing so. If the Sub-Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Sub-Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Sub-Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Sub-Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Sub-Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Sub-Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Sub-Servicer in respect of an assumption, modification or substitution of liability agreement shall be paid to the Master Servicer. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Sub-Servicer shall notify the Master Servicer and the Owner that any such substitution, modification or assumption agreement has been completed by forwarding to the Owner the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Sub-Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Sub-Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.08, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

                  (a) The Sub-Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. The Master Servicer shall be responsible for all costs and expenses incurred by the Sub-Servicer in any such proceedings as provided in Section 3.19; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated by Sections 3.05 and 3.16. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement of the Master Servicer for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.09 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Sub-Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Sub-Servicer shall not, on behalf of the Owner, either
(i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Master Servicer, the Owner or the Certificate Insurer would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Sub-Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                           (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Owner to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                           (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Owner to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.09 shall be withdrawn by the Sub-Servicer from the Advance Account and advanced by the Sub- Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.05(viii), such right being prior to the rights of the Owner to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Sub-Servicer determines, as described above, that it is in the best economic interests of the Owner to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Sub-Servicer shall take such action as it deems to be in the best economic interests of the Owner. The cost of any such compliance, containment, cleanup or remediation shall be withdrawn by the Sub-Servicer from the Advance Account and advanced by the Sub-Servicer, subject to the Master Servicer's right to be reimbursed therefor in accordance with the preceding paragraph.

                  (c) Intentionally deleted.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.05(ii) or (iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Sub-Servicer Remittance Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Sub-Servicer as follows: first, to unpaid Master Servicing Fees and Sub-Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Master Servicing Fees and Sub-Servicing Fees shall be reimbursed to the Master Servicer and the Sub-Servicer pursuant to Section 3.05(iii). The portion of the recovery allocated to interest (net of unpaid Master Servicing Fees and Sub-Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Master Servicer for any related unreimbursed P&I Advances and Servicing Advances in accordance with Section 3.05, and second, as part of the amounts to be transferred as part of the Available Distribution Amount in accordance with
Section 3.04(b).

                  SECTION 3.10. Cooperation; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Sub-Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Sub-Servicer will immediately notify the Master Servicer, the Owner and any

Certificate Insurer by a certification in the form of Exhibit B-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Master Servicer shall use its reasonable efforts to obtain prompt release of the related Mortgage File to the Sub-Servicer. No expenses incurred by the Sub-Servicer in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or to the Master Servicer.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Master Servicer shall, upon request of the Sub-Servicer and its delivery to the Master Servicer and the Owner of a Request for Release in the form of Exhibit B-l, use it reasonable efforts to obtain a release of the related Mortgage File to the Sub-Servicer, and to obtain from the Owner, at the direction of the Sub-Servicer, execution of such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Sub-Servicer to return each and every document previously requested from the Mortgage File to the Owner when the need therefor by the Sub-Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Sub-Servicer has delivered, or caused to be delivered, to the Master Servicer and the Owner an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Owner or the Certificate Insurer, the Sub-Servicer shall provide notice to the Owner and the Certificate Insurer of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. The Master Servicer shall use its reasonable efforts to obtain from the Owner release of any outstanding Requests for Release with respect to such Mortgage Loan upon its receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property.

                  (c) The Master Servicer shall use its reasonable efforts, upon delivery to the Master Servicer and the Owner of written certification of a Servicing Officer, to cause the Owner to execute and deliver to the Sub-Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Owner and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Owner will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.11. Sub-Servicing Compensation.

                  As compensation for the activities of the Sub-Servicer hereunder, the Sub-Servicer shall be entitled to the SubServicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan. In addition, the Sub-Servicer shall be entitled to recover unpaid Sub-Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.05(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by
Section 3.16. The right to receive the Sub-Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Sub-Servicer's responsibilities and obligations under this Agreement.

                  The Sub-Servicer shall be required to pay, without reimbursement, all expenses incurred by it in connection with its servicing activities hereunder to the extent this Agreement does not specifically provide for the payment of such expense by means of reimbursement by the Master Servicer from its own funds.

                  SECTION 3.12. Reports; Collection Account Statements.

                  Not later than fifteen days after each Sub-Servicer Remittance Date, the Sub-Servicer shall forward to the Master Servicer, the Owner and any Certificate Insurer a statement prepared by the Sub-Servicer setting forth the status of the Collection Account as of the close of business on such Sub-Servicer Remittance Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05. Such statement may be in the form of the then current FNMA Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Sub-Servicer Remittance Date.

                  SECTION 3.13. Statement as to Compliance.

                  The Sub-Servicer will deliver to the Owner, the Master Servicer and any Certificate Insurer on or before April 1 of each calendar year commencing in 1998, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Sub-Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Sub-Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  SECTION 3.14. Independent Public Accountants' Servicing
Report.

                  Not later than April 1 of each calendar year commencing in 1998, the Sub-Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Sub-Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Sub-Servicer which includes an assertion that the Sub-Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Sub-Servicer shall furnish a copy of such report to the Owner, the Master Servicer, any Certificate Insurer and each Rating Agency.

                  SECTION 3.15. Access to Certain Documentation.

                  The Sub-Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any holder of any ownership interest in a Mortgage Loan, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Sub-Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Owner, the Certificate Insurer, the Master Servicer and to any Person identified to the Sub-Servicer as a prospective owner of an interest in a Mortgage Loan, upon reasonable request during normal business hours at the offices of the Sub-Servicer designated by it at the expense of the Person requesting such access.

                  SECTION 3.16. Title, Management and Disposition of REO
Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Owner, or its nominee. In the case of any Mortgage Loan that is an asset of a trust fund with respect to which a REMIC election has been made, the Sub-Servicer, on behalf of such REMIC, shall either sell any REO Property within two years after such REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, not later than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period, unless the Sub-Servicer had delivered to the Owner and any other Person specified by the Owner an Opinion of Counsel, addressed to the Owner, any such other Person and the Certificate Insurer, if any, to the effect that the holding by such REMIC of such REO Property subsequent to two years after its acquisition will not result in the imposition on such REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause such REMIC to fail to qualify as a REMIC under Federal law at any time that any pass-through certificates relating thereto are outstanding. The Sub-Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC or of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Sub-Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Master Servicer for the benefit of the Owner and the Certificate Insurer, if any (the "REO Account"), which shall be an Eligible Account. The Sub-Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Sub-Servicer shall pay to the Master Servicer any interest income paid on funds deposited in the REO Account.

                  (c) The Sub-Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Sub-Servicer manages and operates similar property owned by the Sub-Servicer or any of its Affiliates, all on such terms and for such period as the Sub-Servicer deems to be in the best interests of Owner. In connection therewith, the Sub-Servicer shall deposit, or cause to be deposited on a daily basis, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                           (i) all insurance premiums due and payable in respect of such REO Property;

                           (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                           (iii) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Sub-Servicer shall withdraw from the Advance Account and advance such amount as is necessary for such purposes if, but only if, the Sub-Servicer would make such advances if the Sub-Servicer owned the REO Property and in the Sub-Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, if the REO Property is held by a REMIC, the Sub-Servicer shall not:

                           (i) authorize the Owner to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                           (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                           (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
         Section 856(e)(4)(B) of the Code; or

                           (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Owner;

unless, in any such case, the Sub-Servicer has obtained an Opinion of Counsel, provided to the Owner and the Certificate Insurer, if any, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by a REMIC, in which case the Sub-Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Sub-Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                           (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                           (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Sub-Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                           (iii) none of the provisions of this Section 3.16(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Sub-Servicer of any of its duties and obligations to the Master Servicer for the benefit of the Owner and the Certificate Insurer, if any, with respect to the operation and management of any such REO Property; and

                           (iv) the Sub-Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Sub-Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Sub-Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Sub-Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Sub-Servicer's compensation pursuant to Section 3.16 is sufficient to pay such fees.

                  (d) In addition to the withdrawals permitted under Section 3.05, the Sub-Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself and the Master Servicer any Sub-Servicing Fees and Master Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse the Master Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. On the Business Day prior to each SubServicer Remittance Date, the Sub-Servicer shall withdraw from each REO Account maintained by it and deposit in the Collection

Account, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.16(c) or this
Section 3.16(d).

                  (e) Subject to the time constraints set forth in Section 3.16(a), each REO Disposition shall be carried out by the Sub-Servicer at such price and upon such terms and conditions as the Sub-Servicer shall deem necessary or advisable, as shall be normal and usual in its Accepted Servicing Practices.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or the Sub-Servicer as provided above, shall be deposited in the Collection Account in accordance with Section 3.04(a) one Business Day before the Sub-Servicer Remittance Date in the month following the receipt thereof for remittance on the related Sub-Servicer Remittance Date in accordance with Section 3.04. Any REO Disposition of a property held by a REMIC shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Sub-Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.17. Obligations of the Sub-Servicer and the Master
                                Servicer in Respect of Prepayment Interest
                                Shortfalls.

                  With respect to each Mortgage Loan that has been the subject of a Sale Closing Notice, the Sub-Servicer shall, on the Business Day prior to each Sub-Servicer Remittance Date, withdraw from the Advance Account and deposit in the Collection Account an amount equal to the excess of (a) the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related SubServicer Remittance Date resulting solely from Principal Prepayments in full during the related Prepayment Period and (ii) the amount of the Servicing Fee for the related Prepayment Period over (b) the amount of the Master Servicing Fee remaining in the Collection Account on such date, if any. The amount so withdrawn from the Advance Account, together with the amount set forth in (b) above, if any, shall be paid to the Owner pursuant to Section 3.04(b) in respect of Prepayment Interest Shortfalls without any right of reimbursement therefor to the Master Servicer from any source.

                  SECTION 3.18. Obligations of the Sub-Servicer in Respect of
                                Mortgage Rates and Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates of Adjustable Rate Mortgage Loans, Monthly Payments or Stated Principal Balances that were made by the Sub-Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Sub-Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Owner from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Owner, the Master Servicer, the Certificate Insurer, if any, and any successor sub-servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.18 shall not limit the ability of the Sub-Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

                  SECTION 3.19. Obligations of the Sub-Servicer and the Master
                                Servicer in Respect of Servicing Advances.

                  With respect to each Servicing Advance that the Sub-Servicer has determined, in accordance with Accepted Servicing Practices, is required to be made pursuant to the terms of this Agreement, the Sub-Servicer shall withdraw such amount from the Advance Fund and pay such amount to the appropriate Person. Notwithstanding anything to the contrary herein, the Sub-Servicer shall only be entitled to withdraw amounts from the Advance Account for any such Servicing Advance if it has given the Master Servicer one Business Days prior written notice by facsimile transmission specifying the amount and timing of such advance. The Master Servicer shall be entitled to reimbursement for any such amounts withdrawn and paid in respect of Servicing Advances in accordance with
Section 3.05 and 3.16

                  Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder by the Master Servicer, and the Sub-Servicer shall not make withdrawals from the Advance Account in respect thereof, if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. The determination by the Sub-Servicer or the Master Servicer that the Sub-Servicer has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance shall be evidenced by an Officers' Certificate of the Sub-Servicer or the Master Servicer, as the case may be, delivered to the other and to the Owner and the Certificate Insurer, if any.

                  SECTION 3.20. Notice of Withdrawals.

                  Not less than one Business Day prior to any withdrawal from the Advance Account permitted by this Agreement, the Sub-Servicer shall notify the Master Servicer, by confirmed facsimile, of the amount of the withdrawal to be made.

                                   ARTICLE IV

                                     REPORTS

                  SECTION 4.01. Remittance Reports; P&I Advances; Reimbursement
                                of P&I Advances.

                  (a) On the Business Day following each Determination Date, the Sub-Servicer shall deliver to the Master Servicer, the Owner and the Certificate Insurer, if any, by facsimile transmission (or by such other means as the Master Servicer shall direct from time to time) a Remittance Report with respect to the related Sub-Servicer Remittance Date. On the same date, the Sub-Servicer shall forward to the Owner by overnight mail a computer readable magnetic tape containing the information set forth in such Remittance Report with respect to the related Sub-Servicer Remittance Date. Such Remittance Report will include
(i) the amount of P&I Advances to be made by the Master Servicer in respect of the related Sub-Servicer Remittance Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, the aggregate amount of Nonrecoverable P&I Advances in respect of such Sub-Servicer Remittance Date the aggregate amount to be withdrawn from the Advance Account for such Remittance Date pursuant to Section 3.17 in respect of Prepayment Interest Shortfalls and (ii) such other information with respect to the Mortgage Loans as the Master Servicer and the Owner may reasonably request. In addition to the Remittance Report, the Sub-Servicer also shall deliver to the Master Servicer for no additional charge the reports described in Exhibit G at such times set forth herein.

                  (b) P&I Advances will only be required to be made in respect of Mortgage Loans that have been subject to a Sale Closing Notice. The amount of P&I Advances to be made by the Master Servicer for any Sub-Servicer Remittance Date shall equal, subject to Section 4.01(d), the sum of (i) the aggregate amount of Monthly Payments other than Balloon Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Collection Account pursuant to Section 3.16 for distribution on such Sub-Servicer Remittance Date.

                  On the Business Day prior to the Sub-Servicer Remittance Date, the Sub-Servicer shall withdraw from the Advance Account and deposit in the Collection Account an amount equal to the excess of (i) the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Sub-Servicer Remittance Date over (ii) funds held in the Collection Account for future distribution. The amount so withdrawn from the Advance Account, together with the amount set forth in (ii) above, shall be paid to the Owner pursuant to Section 3.04(b) in respect of P&I Advances. The Sub-Servicer will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.01, used by the Sub-Servicer in discharge of any such P&I Advance. Any amounts held for future distribution and so used shall be appropriately reflected in the Sub-Servicer's records and may, at the discretion of the Master Servicer, be replaced at any time by the Master Servicer by deposit in the Collection Account.

                  (c) The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or, in the case of any Mortgage Loan or REO Property held by the REMIC, the removal thereof from the related trust fund, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder by the Master Servicer, and the Sub-Servicer shall not make withdrawals from the Advance Account in respect thereof, if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Sub-Servicer or the Master Servicer that the Sub-Servicer has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate of the Sub-Servicer or the Master Servicer, as the case may be, delivered to the other and to the Owner and the Certificate Insurer, if any.

                  SECTION 4.04. Allocation of Realized Losses.

                  (a) Prior to each Determination Date, the Sub-Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period and (ii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Sub-Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Sub-Servicer shall be evidenced by an Officers' Certificate delivered to the Owner, the Master Servicer and the Certificate Insurer, if any, by the Sub-Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                                    ARTICLE V

                    THE MASTER SERVICER AND THE SUB-SERVICER

                  SECTION 5.01. Certain Liability.

                  The Master Servicer and the Sub-Servicer each shall be liable to the other in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities hereunder and undertaken hereunder by the each herein.

                  SECTION 5.02. Merger or Consolidation of Parties.

                  Subject to the following paragraph, each of the Master Servicer and the Sub-Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Either of the Master Servicer and the Sub-Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Master Servicer or the Sub-Servicer shall be a party, or any Person succeeding to the business of the Master Servicer or the Sub-Servicer, shall be the successor of the Master Servicer or the Sub-Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Sub-Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that, if any Mortgage Loans or REO Property is an asset of a trust fund with respect to which a REMIC election has been made, the Rating Agencies' ratings and shadow ratings of the debt instruments issued by the REMIC in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and the Certificate Insurer, if any, shall have given its prior written consent, which consent shall not be unreasonably withheld or delayed.

                  SECTION 5.03. Limitation on Liability; Indemnification.

                  Neither the Master Servicer (including, without limitation, its directors, officers, employees and agents) nor the Sub-Servicer (including, without limitation, its directors, officers, employees and agents) shall be under any liability to the other any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person or the Sub-Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer or the Sub-Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Sub-Servicer (and its directors, officers, employees and agents) shall be indemnified and held harmless by the Master Servicer against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Mortgage Loans other than any loss, liability or expense incurred by reason of the willful misfeasance, bad faith or gross negligence of the Sub-Servicer in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer (and its directors, officers, employees and agents) shall be indemnified and held harmless by the Sub-Servicer against any loss, liability or expense incurred by reason of the willful misfeasance, bad faith or gross negligence of the Sub-Servicer in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder.

                  SECTION 5.04. Term.

                  The term of this Agreement shall commence on the date hereof and shall expire on the third anniversary of the date hereof; provided, however, that either party hereto may earlier terminate this Agreement at any time after the date that is the first anniversary of the date hereof upon six months notice given to the other no earlier than such first anniversary. During the term of this Agreement, the Originator shall be obligated to deliver to the Sub-Servicer for servicing pursuant to this Agreement all mortgage loans originated by the Originator on or after April 1, 1997. The Sub-Servicer shall be obligated to accept all such mortgage loans unless (a) the servicing of any such mortgage loans would not be permissible under applicable law or (b) the characteristics of the related loan programs are incompatible with the Sub-Servicer's then existing data processing systems. Upon the expiration or earlier termination of this Agreement and the request of either party, the sub-servicing of the Mortgage Loans shall be transferred to the Master Servicer or to a successor sub-servicer designated by the Master Servicer, subject to the consent of the owner (other than the Originator). The Sub-Servicer shall cooperate with the Master Servicer in making any such transfer of sub-servicing hereunder. If the consent of any Owner or other Person is required in connection with any early termination by the Sub-Servicer, the Master Servicer shall use its best efforts to obtain such consent of the Owner or such Person.

                  The Sub-Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Sub-Servicer hereunder. If, pursuant to any provision hereof, the duties of the Sub-Servicer are transferred to a successor master servicer, the entire amount of the Sub-Servicing Fee and other compensation payable to the SubServicer pursuant hereto shall thereafter be payable to such successor master servicer.

                  Notwithstanding the foregoing, the Sub-Servicer may be terminated without cause or the payment of any fee if the Master Servicer is no longer the Master Servicer with respect to any or all of the Mortgage Loans. In addition, the Sub-Servicer may be terminated without cause or the payment of any fee if any Certificate Insurer or Rating Agency under any Master Servicing Agreement requires such termination.

                  SECTION 5.05. Rights of the Master Servicer in Respect of the Sub-Servicer.

                  The Sub-Servicer shall afford the Master Servicer, the Owner (and any other Persons designated by the Owner) and the Certificate Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Sub-Servicer in respect of the Sub-Servicer's rights and obligations hereunder and access to officers of the Sub-Servicer responsible for such obligations. Upon request, the Sub-Servicer shall furnish to each such Person its most recent financial statements and such other information relating to the Sub-Servicer's capacity to perform its obligations under this Agreement as it possesses. The delivery of such information may be conditioned upon the agreement of each such Person that, to the extent such information is not otherwise available to the public, such Person shall not disseminate any information obtained pursuant to the preceding two sentences without the Sub-Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over any such Person and such Person's agreement to use its best efforts to assure the confidentiality of any such disseminated non-public information.

                  SECTION 5.06. Further Assurances.

                  (a) The Sub-Servicer agrees to deliver such additional reports or information and take such further actions as the Owner, the Master Servicer or the Certificate Insurer, if any, may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement. If the Sub-Servicer is so requested to deliver such additional reports or information or take such further actions and such items are not generally produced or such action are not generally taken by the Sub-Servicer in the normal course of its business, the Sub-Servicer and the Master Servicer shall negotiate in good faith to reimburse the Sub-Servicer for its additional related costs.

                  (b) The parties hereto agree that to the extent changes in the Sub-Servicer's servicing practices required by third party Owners or the Master Servicer's loan programs result in significant additional costs to the Sub-Servicer, the parties shall negotiate in good faith to compensate the Sub-Servicer for the Master Servicer's allocable share of such costs.

                  SECTION 5.07. Sales of Mortgage Loans.

                  The Sub-Servicer and the Originator agree that with respect to some or all of the Mortgage Loans, the Originator intends to effect whole loan sales and/or securitizations on a servicing retained basis.

                  With respect to each such sale, the Sub-Servicer agrees:

                  (1) to cooperate fully with the Originator and any prospective purchaser with respect to all reasonable requests and due diligence procedures;

                  (2) if required by the purchaser, to execute agreements modifying or replacing this Agreement, provided that the Sub-Servicer is given an opportunity to review and reasonably negotiate in good faith and within the time constraints of the whole loan sale and/or securitization closing, the content of such documents not specifically referenced or provided for herein;

                  (3) to deliver to the Originator for inclusion in any prospectus or other offering material such publicly available information regarding the Sub-Servicer, its financial condition and its mortgage loan delinquency, foreclosure and loss experience substantially in the form and scope set forth in the Prospectus Supplement dated January 22, 1997 to Prospectus dated October 18, 1996 relating to Asset Backed Floating Rate Certificates, Series 1997-LB1, and to deliver to the Originator any similar nonpublic, unaudited financial information, in which case the Originator shall bear the cost of having such information audited by certified public accountants if the Originator desires such an audit, or as is otherwise reasonably requested by the Originator and which the Sub-Servicer is capable of providing without unreasonable effort or expense, and to indemnify the Originator for material misstatements contained in such information;

                  (4) to deliver to the Originator and to any Person designated by the Originator, at the Originator's expense, such statements and audit letters of reputable, certified public accounts pertaining to information provided by the SubServicer pursuant to clause 3 above as shall be reasonably requested by the Originator;

                  (5) to deliver to the Originator, and to any Person designated by the Originator, such in-house opinions of counsel as are customarily delivered by originators or servicers, as the case may be, in connection with whole loan sales or securitizations, as the case may be, it being understood that the cost of any opinions of outside special counsel that may be required for such whole loan sales or securitizations, as the case may be, shall be the responsibility of the

                           Originator;

                  (6) to cooperate fully with the Originator and any prospective purchaser with respect to the preparation of Mortgage Loan documents and other documents with respect to servicing requirements reasonably requested by the Rating Agencies and credit enhancers; and

                  (7) in the event that the Master Servicer has agreed in connection with a whole loan sale or securitization of any Mortgage Loan to indemnify or otherwise be responsible to a purchaser for losses and expenses arising from the simple negligence of the servicer of such loan, the Sub-Servicer similarly shall indemnify and hold the Master Servicer harmless from any losses and expenses incurred by the Sub-Servicer's simple, negligence in servicing such loan; provided, however, that the Master Servicer will use its best efforts to negotiate a gross, rather than a simple, negligence services standard in documents evidencing all whole loan sales and securitizations.

                                   ARTICLE VI

                                     DEFAULT

                  SECTION  6.01. Sub-Servicer Events of Default.

                  (a) "Sub-Servicer Event of Default," wherever used herein, means any one of the following events:

                           (i) any failure by the Sub-Servicer to remit to the
                  Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure (which may be by facsimile), requiring the same to be remedied, shall have been given to the SubServicer by the Master Servicer, the Owner, the Certificate Insurer, if any, or any other Person; or

                           (ii) any failure on the part of the Sub-Servicer duly
                  to observe or perform in any material respect any other of the covenants or agreements on the part of the Sub-Servicer contained in this Agreement, or the breach by the SubServicer of any representation and warranty contained in Section 2.04, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Master Servicer, the Owner, the Certificate Insurer, if any, or any other Person and (ii) actual knowledge of such failure by a Servicing Officer of the Sub-Servicer; or

                           (iii) a decree or order of a court or agency or
                  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Sub-Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                           (iv) the Sub-Servicer shall consent to the
                  appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                           (v) the Sub-Servicer shall admit in writing its
                  inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

If a Sub-Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Sub-Servicer Event of Default shall not have been remedied, the Master Service may by notice in writing to the Sub-Servicer terminate all of the rights and obligations of the Sub-Servicer in its capacity as Sub-Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. The Sub-Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Master Servicer or other successor sub-servicer with all documents and records requested by it to enable it to assume the Sub-Servicer's functions under this Agreement, and to transfer within one Business Day to the Master Servicer or other successor sub-servicer for administration by it of all cash amounts which at the time shall be or should have been credited by the Sub-Servicer to the Collection Account held by or on behalf of the Sub-Servicer, any REO Account or Servicing Account held by or on behalf of the Sub-Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Sub-Servicer (provided, however, that the SubServicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Sub-Servicing Fees or otherwise).

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                  SECTION 7.01. Amendment.

                  This Agreement may be amended from time to time upon the written consent of both parties hereto.

                  SECTION 7.02. Confidentiality.

                  The Sub-Servicer agrees that no employee in its servicing division listed on Exhibit F attached hereto shall, directly or indirectly, disclose to any employee of the Sub-Servicer outside such division any information regarding the Mortgage Loans being serviced hereunder or the activities of such division, the Originator, the Master Servicer or any Owner in connection with origination, servicing or sale of such loans, except as required by law or pursuant to legal process.

                  SECTION 7.03. Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Sub-Servicer at its expense, but only with the consent of the Master Servicer.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 7.04. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 7.05. Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Master Servicer, ______________________________ ______________
(fax number: (___) ___-____), or such other address or fax number as may hereafter be furnished to the Sub-Servicer in writing by the Master Servicer,
(b) in the case of the Sub-Servicer,
____________________________________________ (fax number (___) ___-____), or such other address or fax number as may hereafter be furnished to the Master Servicer in writing by the Sub-Servicer, (c) in the case of the Owner, the address and/or fax number of the Owner maintained in the records of the Sub-Servicer or such other address or fax number as may hereafter be furnished to the Sub-Servicer by the Owner and (d) in the case of the Certificate Insurer, the address and/or fax number of the Certificate Insurer maintained in the records of the Sub-Servicer or such other address or fax number as may hereafter be furnished to the Sub-Servicer by the Certificate Insurer. A copy of any notice required to be transmitted by facsimile hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 7.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 7.08. Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  IN WITNESS WHEREOF, the Master Servicer and the Sub-Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                        LONG BEACH MORTGAGE
                                             COMPANY,
                                        as Master Servicer


                                        By:________________________________
                                        Name:
                                        Title:



                                        AMERIQUEST MORTGAGE
                                        COMPANY
                                        as Sub-Servicer


                                         By:_______________________________
                                         Name:
                                         Title:

                                   EXHIBIT B-1

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information

         Name of Mortgagor:   _________________________________

         Master Servicer
         Loan No.:            _________________________________

Trustee/Custodian

         Name:      _________________________________

         Address:             _________________________________


         Trustee/Custodian
         Mortgage File No.:   _________________________________

Depositor

          Name:               _________________________________

         Address:             _________________________________

         Certificates:        _________________________________
                              Certificates, Series 1997-___.

                  The undersigned Sub-Servicer hereby acknowledges that it has received from _______________________, [as Master Servicer on behalf of ______________] as Trustee for the Holders of ________________________
Certificates, Series 1997-___, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Master Sub-Servicing Agreement, dated as of ________ 1, 1997, between the Sub-Servicer and the Master Servicer (the "Master Sub-Servicing Agreement").

( ) Mortgage Note dated _______________, 19__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

( )      Mortgage recorded on _________________________ as instrument no.
         ____________________ in the County Recorder's Office of the County of
         _________________, State of __________________ in book/reel/docket
         _________________ of official records at page/image _____________.

( )       Deed of Trust recorded on ___________________ as instrument no.
         ________________ in the County Recorder's Office of the County of
         _________________, State of ____________________ in book/reel/docket
         _________________ of official records at page/image ______________.

( )      Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         ___________________ as instrument no. _________ in the County
         Recorder's Office of the County of _______________, State of _______________________ in book/reel/docket ____________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )      ______________________________________________

( )      ______________________________________________

( )      ______________________________________________

( )      ______________________________________________

                  The undersigned Sub-Servicer hereby acknowledges and agrees as follows:

                  (1) The Sub-Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Sub-Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Sub-Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Sub-Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Sub-Servicer shall at all times be earmarked for the account of the Trustee, and the Sub-Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Sub-Servicer's possession, custody or control.

Dated:

                                        AMERIQUEST MORTGAGE COMPANY

                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                   EXHIBIT B-2


                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
                      ________________________ CERTIFICATES
                                 SERIES 1997-___


____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE SUB-SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:_______________________         BORROWER'S NAME:__________

COUNTY:____________________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.04 OF THE MASTER SUB-SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.


____________________________________                 DATED:_____________________

/  /   VICE PRESIDENT

/  /   ASSISTANT VICE PRESIDENT

                                    EXHIBIT E

                          FORM OF MODIFICATION SCHEDULE

1.       Parties to and Date of Master Servicing Agreement

2.       Title of Collection Account

3.       Title of Servicing Account

4.       Name and Notice Address of Owner (Trustee)

5.       Name and Notice Address of Certificate Insurer

6.       Name and Notice Address of Rating Agencies

7.       Cut-off Date

8.       Sale Closing Date

9.       Sub-Servicer Remittance Date

10.      Wiring/Account Instructions for Owner

11.      Servicing Fee Rate

12.      Master Servicing Fee Rate

13.      Other

STATE OF ________ )
                                    ) ss.:
COUNTY OF ________  )



                  On the ____ day of April 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be [the] [a] [an] _________________________ of LONG BEACH MORTGAGE COMPANY, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             ______________________________
                                                       Notary Public

[Notarial Seal]

STATE OF ________  )
                                    ) ss.:
COUNTY OF _________ )


                  On the ____ day of April 1997, before me, a notary public in and for said State, personally appeared _____________, known to me to be [the] [a] [an] ______________________________, of AMERIQUEST MORTGAGE COMPANY, one of
the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                  ______________________________
                                                            Notary Public

[Notarial Seal]